Exhibit 16

                               POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of MONEY MARKET OBLIGATIONS TRUST and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Liquid Cash Trust, a portfolio of Money Market Obligations Trust, into the Institutional Shares of Government Obligations Fund, also a portfolio of Money Market Obligations Trust, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                           TITLE                                  DATE



/S/ John F. Donahue                                            November 15, 2007
John F. Donahue                      Trustee



/S/ J. Christopher Donahue                                     November 15, 2007
J. Christopher Donahue               President and Trustee
                                     (Principal Executive Officer)



/S/ Richard A. Novak                                           November 15, 2007
Richard A. Novak                     Treasurer
                                     (Principal Financial Officer)



/S/ Thomas G. Bigley                                           November 15, 2007
Thomas G. Bigley                     Trustee



/S/ John T. Conroy, Jr.                                        November 15, 2007
John T. Conroy, Jr.                  Trustee



/S/ Nicholas P. Constantakis                                   November 15, 2007
Nicholas P. Constantakis             Trustee



/S/ John F. Cunningham                                         November 15, 2007
John F. Cunningham                   Trustee


Federated MDT Series - Power of Attorney for
Merger of Liquid Cash Trust into Government Obligations Fund Institutional
Shares
Page 2




/S/ Lawrence D. Ellis, M.D.                                    November 15, 2007
Lawrence D. Ellis, M.D.              Trustee



/S/ Peter E. Madden                                            November 15, 2007
Peter E. Madden                      Trustee



/S/ Charles F. Mansfield, Jr.                                  November 15, 2007
Charles F. Mansfield, Jr.            Trustee



/S/ John E. Murray, Jr.                                        November 15, 2007
John E. Murray, Jr.                  Trustee



/S/ Thomas M. O'Neill                                          November 15, 2007
Thomas M. O'Neill                    Trustee



/S/ Marjorie P. Smuts                                          November 15, 2007
Marjorie P. Smuts                    Trustee



/S/ John S. Walsh                                              November 15, 2007
John S. Walsh                        Trustee



/S/ James F. Will                                              November 15, 2007
James F. Will                        Trustee